Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of May 7, 2015, by and among Ener-Core, Inc., a Nevada corporation, with headquarters located at 9400 Toledo Way, Irvine, California 92618 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. The Company had previously entered into that certain Securities Purchase Agreement (the “April 2015 SPA”) dated April 22, 2015 with seven accredited investors (the “April 2015 Investors”) pursuant to which the Company issued senior secured promissory notes with an aggregate principal amount of $3,100,000 (the “April 2015 Notes”) and warrants for the purchase of up to an aggregate 6,813,186 (“April 2015 Warrants”) in exchange for the April 2015 Investors’ payment of an aggregate $3,100,000 (the financing transaction contemplated under the April 2015 SPA is hereinafter referred as the “April 2015 Financing”).

C. Pursuant to the terms of the April 2015 SPA, as amended by that certain First Amendment to the Securities Purchase Agreement dated May 7, 2015 by and among the Company, the Collateral Agent and four April 2015 Investors (the “April 2015 Required Holders”) holding, in the aggregate, a majority of the April 2015 Conversion Shares and April 2015 Warrant Shares (as both terms are defined below)(the “April 2015 SPA Amendment”, and together with the April 2015 SPA, hereinafter collectively referred to as the “Amended April 2015 SPA”), the April 2015 Investors agreed to allow the Company to issue an additional $1,900,000 principal amount senior secured promissory notes with the same percentage of warrants as was issuable under the terms of the April 2015 Warrants (the “Additional Subscription”) on substantially the same terms as the April 2015 Notes and April 2015 Warrants, but in any event with no terms more favorable to the investors in the Additional Subscription than those of the April 2015 Investors in the April 2015 Financing.

D. The Company now desires to enter into the Additional Subscription with the Buyers and thus the Company has authorized the issuance of additional senior secured notes and warrants of the Company, in substantially the forms attached hereto as Exhibit A (the "Notes") and Exhibit B (the “Warrants”), which Notes and Warrants have substantially the same terms as those set forth in the April 2015 Notes and April 2015 Warrants.

E. The Notes shall be convertible into the Company's common stock, par value $0.0001 per share (the "Common Stock") (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion, upon payment of interest, or otherwise, collectively, the "Conversion Shares"), in accordance with the terms of the Notes.

F. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate principal amount of Notes for all Buyers shall be up to $1,900,000), and (ii) Warrants, in substantially the form attached hereto as Exhibit B (the " Warrants"), representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

G. The Notes will rank pari passu with the April 2015 Notes and will rank senior to all other outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below), will be guaranteed by all direct and indirect Subsidiaries (as defined in Section 3(a)) of the Company, currently formed or formed in the future, as evidenced by that certain Guaranty Agreement dated April 23, 2015 executed by Ener-Core Power, Inc., as amended by that certain First Amendment to the Guaranty dated May 7, 2015 (the “Guaranty Amendment”) by and among Ener-Core Power, Inc. and the April 2015 Investors (as may be further amended or modified from time to time in accordance with its terms, collectively, the "Guaranty Agreement"), substantially in the forms attached hereto as Exhibit C, and will be secured by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) in all of the current and future assets of the Company and all direct and indirect Subsidiaries of the Company, except for the “Excluded Assets” (as such term is defined in the Security Agreement), currently formed or formed in the future, as evidenced by that certain Pledge and Security Agreement dated April 23, 2015 by and among the Company and the Collateral Agent, as amended by that certain First Amendment to the Pledge and Security Agreement dated May 7, 2015 (the “Security Agreement Amendment”) by and among the Company and the Collateral Agent (as may be further amended or modified from time to time in accordance with its terms, collectively, the "Security Agreement" and together with the Guaranty Agreement and any ancillary documents related thereto, collectively, the "Security Documents"), substantially in the forms attached hereto as Exhibit D.

H. The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities". The shares of Common Stock issuable pursuant to the terms of the April 2015 Notes, including, without limitation, upon conversion, upon payment of interest, or otherwise, are hereinafter referred to as the “April 2015 Conversion Shares”. The “April 2015 Assumed Conversion Price” means the “Assumed Conversion Price” as such term is defined in the April 2015 Notes. The shares of Common Stock issuable pursuant to the terms of the April 2015 Warrants are hereinafter referred to as the “April 2015 Warrant Shares”. The April 2015 Notes, the April 2015 Conversion Shares, the April 2015 Warrants and the April 2015 Warrant Shares collectively are referred to herein as the “April 2015 Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

(b) Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., Pacific Standard Time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of LKP Global Law, LLP, 1901 Avenue of the Stars, Suite 480, Los Angeles, California 90067.

(c) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing. The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be $79.50 per $1,000 of Purchase Price to be allocated to the Warrants and the balance of each $1,000 of Purchase Price to be allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon issuance of the Conversion Shares pursuant to the terms of the Notes and upon exercise of the Warrants will acquire the Conversion Shares issuable pursuant to the terms of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES [MAY BE CONVERTIBLE] [ARE EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Lock-Up Agreements (as defined in Section 7(viii)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Security Documents and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and the issuance of the Conversion Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Each of the Subsidiaries party to any of the Transaction Documents has the requisite power and authority to enter into and perform its obligations under such Transaction Documents. The execution and delivery by the Subsidiaries party to any of the Transaction Documents of such Transaction Documents and the consummation by such Subsidiaries of the transactions contemplated thereby have been duly authorized by such Subsidiaries' respective boards of directors (or other applicable governing body) and (other than filings as may be required by state securities agencies) no further filing, consent, or authorization is required by such Subsidiaries, their respective boards of directors (or other applicable governing body) or shareholders (or other applicable owners of equity of such Subsidiaries). The Transaction Documents to which any of the Subsidiaries are parties have been duly executed and delivered by such Subsidiaries, and constitute the legal, valid and binding obligations of such Subsidiaries, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and, upon issuance, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the ninetieth (90th) day following the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the "Required Reserved Amount) the sum of (i) 200% of the maximum number of Conversion Shares issued and issuable pursuant to the Notes based on an assumed Conversion Price (as defined in the Notes) of $0.2275 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof and without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes) (the “Assumed Conversion Price”) plus (ii) 100% of the maximum number of Warrant Shares issued and issuable pursuant to the Warrants, each as of the Trading Day (as defined in the Warrants) immediately preceding the applicable date of determination (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). As of the date hereof, there are 76,806,245 shares of Common Stock authorized and unissued, of which 26,473,237 are reserved for issuance upon full exercise of all outstanding options and warrants. Upon conversion of the Notes in accordance with the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and any of its Subsidiaries parties to any of the Transaction Documents and the consummation by the Company and any of its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section (3(q)) or Bylaws (as defined in Section (3(q)), any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of the OTC QB (the "Principal Market") and including all applicable laws of the State of Nevada and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Chardan Capital Markets, LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(j), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved ("GAAP") (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k) Absence of Certain Changes. Except as disclosed in Schedule 3(k), since December 31, 2014, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(k), since December 31, 2014, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(r)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in Schedule 3(m), during the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. Except as set forth in Schedule 3(m), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p) Transactions With Affiliates. Except as set forth on Schedule 3(p), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q) Equity Capitalization.1 As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which as of the date hereof, 123,193,755 shares are issued and outstanding, 21,000,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 12,500,186 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding as of the date hereof and (iii) there are 83,997,827 shares of Common Stock held by non-affiliates of the Company. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in (i) Schedule 3(q)(i), none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) Schedule 3(q)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) Schedule 3(q)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) Schedule 3(q)(iv), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) Schedule 3(q)(v), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) Schedule 3(q)(vi), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) Schedule 3(q)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) Schedule 3(q)(viii), the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) Schedule 3(q)(ix), the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.

(r) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) except as disclosed in Schedule 3(r)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(r)(ii), is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) except as disclosed in Schedule 3(r)(iii), is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in Schedule 3(r)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(s). The matters set forth in Schedule 3(s) would not reasonably be expected to have a Material Adverse Effect.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for Permitted Liens which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(w)(i). Except as set forth in Schedule 3(w)(ii), none of the Company's Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(z) Investment Company Status. Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting and Disclosure Controls. Except as set forth in Schedule 3(bb), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(dd) Ranking of Notes. Except for the April 2015 Notes or as set forth in Schedule 3(dd), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(gg) Acknowledgement Regarding Buyers' Trading Activity. The Company acknowledges and agrees that, except as set forth in Section 4(x), (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that, except as set forth in Section 4(x), one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(hh) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer's request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(kk) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(ll) Shell Company Status. The Company is not, and has not been since July 14, 2013, an issuer identified in Rule 144(i)(1) of the 1933 Act. As of July 14, 2013, the Company filed current "Form 10 information" (as defined in Rule 144 (i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).

(mm) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(oo) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(pp) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(d).

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall commence trading of its Common Stock on either The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Capital Market, The NASDAQ Global Select Market or The Nasdaq Global Market (collectively, the "Qualified Eligible Markets") no later than six (6) months following April 23, 2015 (the "Listing Deadline"). The Company shall promptly secure the listing of all of the Conversion Shares and the Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants). From and after the Listing Deadline, the Company shall maintain the authorization for quotation of the Common Stock on a Qualified Eligible Market and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the applicable Qualified Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Transfer Agent. For so long any Securities are outstanding, the Company shall cause its transfer agent to participate in the Depository Trust Company Fast Automated Securities Transfer Program.

(h) Fees. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(j) Disclosure of Transactions and Other Material Information. On or before 4:00 p.m., New York City time, on May 7, 2015, (i) the Company shall issue a press release reasonably acceptable to the Buyers and (ii) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrants, the form of Lock-Up Agreement, the form of Notes and the Security Documents as exhibits to such filing (including all attachments), the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees, shareholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information or any other obligation with respect to such information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(k) Additional Notes; Variable Securities. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes (other than to the Buyers as contemplated hereby), and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

(l) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(m) Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(o) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(p) Lock-Up. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any Person that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(q) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(r) Collateral Agent.

(i) Each Buyer hereby (a) appoints Empery Tax Efficient, LP as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Buyer. The parties hereto acknowledge and agree that the Collateral Agent, with the consent of the Note Required Holders may, and at the direction of the Note Required Holders shall, exercise remedies under the Security Documents in accordance with such consent or direction, as applicable. The term “Note Required Holders” means the holders of a majority of the outstanding principal amount of Notes and the April 2015 Notes, taken together, and shall include Empery (as defined herein) so long as Empery or any of its affiliates holds any April 2015 Notes. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes and April 2015 Notes, taken together, shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement. After any Collateral Agent's resignation hereunder, the provisions of this Section 4(r) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes and April 2015 Notes, taken together, appoints a successor Collateral Agent as provided above.

(iv) The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes and April 2015 Notes, taken together, or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(r), to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(v) The Company agrees to pay the Collateral Agent, by wire transfer of immediately available funds in accordance with the Collateral Agent’s written wire instructions, a quarterly agency fee of $3,000 within three (3) Business Days following the end of each calendar quarter that the Collateral Agent acted as collateral agent in accordance with this Section 3(r) and the Security Documents during such calendar quarter.

(s) Reverse Stock Split. The Company shall, no later than the date that is ninety (90) days following April 23, 2015, effect a reverse stock split of the Common Stock that initially yields a post-split stock price of at least $4.00 per share of Common Stock.

(t) Public Offering. The Company shall, no later than the date that is six (6) months following April 23, 2015, complete a Qualified Public Offering (as defined in the Notes).

(u) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(v) Pledges of Intellectual Property Rights. The Company hereby agrees that it shall not pledge, mortgage, encumber or otherwise permit the Intellectual Property Rights to be subject to any lien, security interest, encumbrances, or charge (such actions hereinafter referred to collectively as “Pledge”) any of its Intellectual Property Rights except for Pledges related to current commercial development agreements as listed on Schedule 4(v) or for future commercial development agreements entered into in the ordinary course of business. The Company hereby further agrees: (a) to promptly notify the Collateral Agent of any such future commercial development agreements (but only if the Collateral Agent executes a confidentiality agreement with respect to any material, non-public information regarding or related to such commercial development agreements prior to its receipt of any such material, non-public information), and (b) to amend Schedule 4(v) in connection with such additional Pledges, with the approval of the Collateral Agent, which approval shall not be unreasonably withheld.

(w) Additional Insured. Within thirty (30) days following the Closing Date (or such later date as the Collateral Agent may agree in its sole discretion), the Company shall deliver to the Collateral Agent insurance certificates and loss payable and additional insured endorsement in favor of the Collateral Agent, in each case, in form and substance satisfactory to the Collateral Agent, with respect to each insurance policy of the Company and/ or each of its subsidiaries.

(x) Certain Trading Activities.  Each Buyer hereby covenants and agrees not to, and shall cause its affiliates not to, engage, directly or indirectly, in any Short Sales or hedging transactions relating to any of the Securities at any time prior to June 2, 2015.  As used herein, “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).  Such Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and such Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of such Buyer.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or pursuant to the terms of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered its Purchase Price to the Company), for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of LKP Global Law, LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company's and each of its Subsidiaries' qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and its Subsidiaries conduct business, as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's and each of its Subsidiaries' Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and each of its Subsidiaries and (iii) the Bylaws of the Company and each of its Subsidiaries, each as in effect at the Closing, in the form attached hereto as Exhibit G.

(vii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

(viii) The Company shall have delivered to each Buyer a copy of the lock-up agreement executed and delivered by each of the Persons listed on Schedule 7(viii) in connection with the April 2015 Financing (collectively, the "Lock Up Agreements").

(ix) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi) Each of the Company's Subsidiaries shall have executed and delivered to such Buyer the Guaranty Agreement.

(xii) The Collateral Agent shall have received certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such liens.

(xiii) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer.

(xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or “.pdf” electronic format signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or “.pdf” electronic format signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the sum of (1) the aggregate number of the Conversion Shares and the Warrant Shares issued or issuable under the Notes (calculated using the Assumed Conversion Price) and Warrants (without regard to any limitation on conversion or exercise set forth therein), and (2) the aggregate number of the April 2015 Conversion Shares and the April 2015 Warrant Shares issued or issuable under the April 2015 Notes (calculated using the April 2015 Assumed Conversion Price) and April 2015 Warrants (without regard to any limitation on conversion or exercise set forth therein), and shall include Empery Asset Master, Ltd. (the April 2015 Financing lead investor and hereinafter referred to as “Empery”) so long as Empery or any of its affiliates holds any April 2015 Securities (the "Required Holders"); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer; provided, further, that the provisions of Section 4(r) cannot be amended without the additional prior written approval of the Collateral Agent or its successor. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Ener-Core, Inc.

9400 Toledo Way
Irvine, California 92618

Telephone: (949) 616-3333

Facsimile: (949) 616-3399

Attention: Mr. Domonic J. Carney, CFO

Email: DJ.Carney@ener-core.com

With a copy (for informational purposes only) to:

LKP Global Law, LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, California 90067

Telephone: (424) 239-1890

Facsimile: (424) 239-1882

Attention: Kevin K. Leung, Esq.

E-mail: kleung@lkpgl.com

If to the Transfer Agent:

VStock Transfer, LLC.

18 Lafayette Place

Woodmere, New York 11598
Telephone: (212) 828-8436

Facsimile: (646) 536-3179

Attention: Yoel Goldfeder

E-mail: yoel@vstocktransfer.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including without limitation taking such reasonable action as is necessary or desirable to perfect a security interest in the Company's or one or more of its Subsidiaries' Intellectual Property. Also, without limiting the generality of the requirements of the Company set forth in the Transaction Documents, the Company hereby covenants and agrees to provide prompt notice to the Collateral Agent upon the issuance of any patents in the name of the Company or any of their Subsidiaries anywhere in the world.

(k) Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(j), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyer holding at least a majority of the aggregate principal amount of the Notes. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ENER - CORE, INC.

By:
Name: Alain J. Castro
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

By:
Name:
Title:

For purposes of being able to rely on the provisions set forth in Section 4(r) and 9(e):

COLLATERAL AGENT

EMPERY TAX EFFICIENT, LP, as Collateral Agent

By: Empery Asset Management, LP, its authorized agent

By:
Name: Brett Director Title: General Counsel

Address: c/o Empery Asset Management, LP

1 Rockefeller Plaza, Suite 1205

New York, NY 10020

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number

TOTAL

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Guaranty Agreement and the Guaranty Amendment
Exhibit D	Forms of Pledge and Security Agreement and the Security Agreement Amendment
Exhibit E	Form of Irrevocable Transfer Agent Instructions
Exhibit F	Form of Opinion of Company Counsel
Exhibit G	Form of Secretary's Certificate
Exhibit H	Form of Officer's Certificate
Exhibit I	Form of Lock-Up Agreement

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(j)	SEC Documents
Schedule 3(k)	Absence of Certain Changes
Schedule 3(m)	Regulatory Permits
Schedule 3(p)	Transactions with Affiliates
Schedule 3(q)	Equity Capitalization
Schedule 3(r)	Indebtedness and Other Contracts
Schedule 3(s)	Absence of Litigation
Schedule 3(w)	Intellectual Property Rights
Schedule 3(bb)	Internal Accounting and Disclosure Controls
Schedule 3(dd)	Ranking of Notes
Schedule 4(d)	Use of Proceeds
Schedule 7(viii)	Lock-Up Parties

Exhibit A

Form of Notes***

***See Exhibit 4.1 filed to this current report on Form 8-K.

Exhibit B

Form of Warrants***

 ***See Exhibit 4.2 filed to this current report on Form 8-K.

Exhibit C

Form of Guaranty Agreement and the Guaranty Amendment

GUARANTY

GUARANTY, dated as of April 22, 2015, made by each of the undersigned (each a "Guarantor", and collectively, the "Guarantors"), in favor of the "Buyers" (as defined below) party to the Securities Purchase Agreement referenced below.

W I T N E S S E T H :

WHEREAS, Ener-Core, Inc., a Nevada corporation (the "Company"), and each party listed as a "Buyer" on the Schedule of Buyers attached to the Securities Purchase Agreement (each a "Buyer", and collectively, the "Buyers") are parties to that certain Securities Purchase Agreement, dated as of April 21, 2015 (the "Securities Purchase Agreement"), pursuant to which, among other things, the Buyers shall purchase from the Company certain senior secured convertible "Notes" (as defined in the Securities Purchase Agreement) (collectively, the "Notes");

WHEREAS, the Buyers have requested, and the Guarantors have agreed, that the Guarantors shall execute and deliver to the Buyers, a guaranty guaranteeing all of the obligations of the Company under the Securities Purchase Agreement, the Notes and the other "Transaction Documents" (as defined in the Securities Purchase Agreement, the "Transaction Documents");

WHEREAS, pursuant to a Pledge and Security Agreement, dated as of the date hereof (the "Security Agreement"), the Company and the Guarantors have granted to Empery Tax Efficient, LP, as collateral agent for the Buyers (in such capacity, the "Collateral Agent"), a security interest in and lien on selected assets to secure their respective obligations under this Guaranty, the Securities Purchase Agreement, the Notes and the other Transaction Documents; and

WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor.

NOW, THEREFORE, in consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, each Guarantor hereby agrees with each Buyer as follows:

SECTION 1.    Definitions. Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the Securities Purchase Agreement or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.

SECTION 2.    Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty (a) the punctual payment, as and when due and payable, by stated maturity or otherwise, of all obligations and any other amounts now or hereafter owing by the Company in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any proceeding commenced by or against any the Company or any Guarantor under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (an "Insolvency Proceeding"), whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents, and any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Buyers or the Collateral Agent in enforcing any rights under this Guaranty (such obligations, to the extent not paid by the Company, being the "Guaranteed Obligations") and (b) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all of the agreements, conditions, covenants and obligations of the Company contained in the Securities Purchase Agreement, the Notes and the other Transaction Documents. Without limiting the generality of the foregoing, each Guarantor's liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Buyers under the Securities Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Company (each, a "Transaction Party").

SECTION 3.    Guaranty Absolute; Continuing Guaranty; Assignments.

(a)           The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyers with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)        any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii)       any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)      any taking, exchange, release or non-perfection of any collateral with respect to the Guaranteed Obligations, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; or

(iv)      any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Buyer or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)           This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the complete conversion of all of the Company's obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Buyers and their respective successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Buyer herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Transaction Document. Notwithstanding the foregoing and for the avoidance of doubt, this Guaranty will expire and each Guarantor will be released from its obligation hereunder upon the complete conversion of all of the Company's obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations).

SECTION 4.    Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Buyers or the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral (as defined in the Security Agreement). Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 5.    Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Buyers or the Collateral Agent against any Transaction Party or any other guarantor or any Collateral (as defined in the Security Agreement), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the complete conversion of all of the Company's obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations). If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Buyers and shall forthwith be paid ratably to the Buyers to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Buyers of all or any part of the Guaranteed Obligations, and (b) the Buyers receive the complete conversion of all of the Company's obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), the Buyers will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6.    Representations, Warranties and Covenants.

(a)           Each Guarantor hereby represents and warrants as of the date first written above as follows:

(i)        Each Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)       The execution, delivery and performance by each Guarantor of this Guaranty and each other Transaction Document to which such Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)       No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Transaction Documents to which the Guarantor is a party (other than expressly provided for in any of the Transaction Documents).

(iv)       Each of this Guaranty and the other Transaction Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v)       There is no pending or, to the best knowledge of the Guarantor, threatened action, suit or proceeding against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.

(vi)      The Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement, the Notes and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from the Collateral Agent or any Buyer, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties that may come under the control of the Collateral Agent or any Buyer.

(b)          The Guarantor covenants and agrees that until the complete conversion of all of the Company's obligations under the Notes to equity securities of the Company and/or indefeasible payment in full in cash of all obligations under the Notes (together with any matured indemnification obligations as of the date of such conversion and/or payment, but excluding any inchoate or unmatured contingent indemnification obligations) and payment of all other amounts payable under this Guaranty (excluding any inchoate or unmatured contingent indemnification obligations), it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Section 4 of the Securities Purchase Agreement as if the Guarantor were a party thereto.

SECTION 7.    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent and any Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Buyer to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not Collateral Agent or any Buyer shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. Collateral Agent and each Buyer agrees to notify the relevant Guarantor promptly after any such set-off and application made by such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent or any Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Buyer may have under this Guaranty or any other Transaction Document in law or otherwise.

SECTION 8.    Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by overnight mail or by certified mail, postage prepaid and return receipt requested), telecopied, sent via electronic mail, sent via overnight courier or delivered, if to any Guarantor, to the address for such Guarantor set forth on the signature page hereto, or if to any Buyer, to it at its respective address set forth in the Securities Purchase Agreement; or as to any Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided it is transmitted during regular business hours on a Business Day and, if not, on the next Business Day; (iii) if sent via electronic mail, when transmitted (provided that such sent electronic mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not immediately receive an automatically generated message from the recipient’s electronic mail server that such electronic mail could not be delivered to such recipient), (d) if sent via overnight courier service, one Business Day after deposit with an overnight courier service, or (iii) if delivered by hand, upon delivery, provided it is delivered during regular business hours on a Business Day and, if not, on the next Business Day.

SECTION 9.    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BUYERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION. ANY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.

SECTION 10.    WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS ENTERING INTO THE OTHER TRANSACTION DOCUMENTS.

SECTION 11.    Taxes.

(a)           All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Buyer by the jurisdiction in which such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i)         the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Buyer pursuant to this sentence) each Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii)        such Guarantor shall make such deduction or withholding,

(iii)       such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv)       as promptly as possible thereafter, such Guarantor shall send the Buyers an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyers, as the case may be) showing payment.  In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, "Other Taxes").

(b)           Each Guarantor hereby indemnifies and agrees to hold the Collateral Agent and each Buyer (each an "Indemnified Party") harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within 30 days from the date on which such Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)           If any Guarantor fails to perform any of its obligations under this Section 11, such Guarantor shall indemnify the Collateral Agent and each Buyer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.

SECTION 12.    Miscellaneous.

(a)           Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to each Buyer, at such address specified by such Buyer from time to time by notice to the Guarantors.

(b)           No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and each Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           No failure on the part of the Collateral Agent or any Buyer to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Buyers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Buyer to exercise any of their respective rights under any other Transaction Document against such party or against any other Person.

(d)           Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e)           This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and any Buyer may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent or such Buyer, as the case may be, herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer.

(f)           This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g)           Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h)           This Guaranty may be executed by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement. Delivery of an executed counterpart by facsimile or other method of electronic transmission shall be equally effective as delivery of an original executed counterpart.

(i)           This Guaranty shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without regard to conflict of law principles.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

ENER-CORE POWER, INC., a delaware corporation

By:
Name:	Alain J. Castro
Title:	Chief Executive Officer

Address for Notices:

9400 Toledo Way
Irvine, California 92618
Attention: Mr. Domonic J. Carney
Facsimile: (949) 616-3399
Email: DJ.Carney@ener-core.com

FORM OF FIRST AMENDMENT TO

GUARANTY

THIS FIRST AMENDMENT TO GUARANTY (this “Amendment”) is made and entered into as of May 7, 2015 by and between Ener-Core Power, Inc., a Delaware corporation (the “Guarantor”) and the undersigned, and, in accordance with the terms hereof, amends that certain Guaranty, dated as of April 23, 2015 (the “Guaranty”), made by the Guarantor, in favor of the “Buyers” party to that certain Securities Purchase Agreement, dated as of April 22, 2015, by and among Ener-Core, Inc., a Nevada corporation, and the investors listed on the Schedule of Buyers attached thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Guaranty.

RECITALS

WHEREAS, pursuant to Section 12(b) of the Guaranty, no amendment or waiver of any provision of this Guaranty shall in any event be effective unless the same shall be in writing and signed by each Guarantor and each Buyer;

WHEREAS, any amendment effected in accordance with Section 12(b) shall be effective only in the specific instance and for the specific purpose for which given;

WHEREAS, the undersigned constitute a Guarantor and a Buyer pursuant to the Guaranty;

WHEREAS, in order to clarify the terms and recitals of the Guaranty, the Guarantor and Buyers desire to enter into this subsequent Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENTS TO THE GUARANTY

Section 1.1        The following paragraph shall amend and restate the first paragraph under the WITNESSETH section of the Guaranty in its entirety:

“WHEREAS, Ener-Core, Inc., a Nevada corporation (the “Company”), and each party listed as a "Buyer" on the Schedule of Buyers (each a “April 2015 Buyer”, and collectively, the “April 2015 Buyers”) attached to that certain Securities Purchase Agreement dated April 23, 2015 (as amended, restated or modified from time to time, the “April 2015 SPA”) are parties to the April 2015 SPA, pursuant to which, among other things, the April 2015 Buyers purchased from the Company certain senior secured convertible “Notes” (as defined in the April 2015 SPA) (collectively, the “April 2015 Notes”);”

Section 1.2         The following paragraphs shall be added immediately after the first paragraph under the WITNESSETH section of the Guaranty:

“WHEREAS, the Company and each party listed as a "Buyer" on the Schedule of Buyers (each a “May 2015 Buyer”, and collectively, the “May 2015 Buyers”) attached to that certain Securities Purchase Agreement dated May 6, 2015 (as amended, restated or modified from time to time, the “May 2015 SPA”) are parties to the May 2015 SPA, pursuant to which, among other things, the May 2015 Buyers shall purchase from the Company certain senior secured convertible "Notes" (as defined in the May 2015 SPA) (collectively, the “May 2015 Notes”).”

“WHEREAS, (a) each of the April 2015 Buyers and the May 2015 Buyers are hereinafter referred to individually as a “Buyer” and collectively, the “Buyers”, (b) the April 2015 Notes and the May 2015 Notes are hereinafter referred to collectively as the “Notes”, (c) the April 2015 SPA and the May 2015 SPA are hereinafter referred to collectively as the “Securities Purchase Agreement”, and (d) collectively, the (1) April 2015 SPA, the April 2015 Notes and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the April 2015 SPA, and (2) the May 2015 SPA, the May 2015 Notes and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the May 2015 SPA, are hereinafter referred to as the “Combined Transaction Documents”.”

Section 1.3       The following paragraph shall amend and restate the third paragraph under the WITNESSETH section of the Guaranty in its entirety:

“WHEREAS, pursuant to a Pledge and Security Agreement dated April 23, 2015 (as amended, restated or otherwise modified from time to time, the "Security Agreement"), the Company and the Guarantors have granted to Empery Tax Efficient, LP, as collateral agent for the Buyers (in such capacity, the "Collateral Agent"), a security interest in and lien on selected assets to secure their respective obligations under this Guaranty, the Securities Purchase Agreement, the Notes and the other Transaction Documents; and

Section 1.4         All references to the term “Transaction Documents” in the Guaranty shall be stricken and replaced by the term “Combined Transaction Documents”.

ARTICLE II
MISCELLANEOUS

Section 2.1        Effect of this Amendment. This Amendment shall form a part of the Guaranty for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Guaranty shall be deemed a reference to the Guaranty as amended hereby. This Amendment shall be deemed to be in full force and effect only from and after both the execution of this Amendment by the parties hereto and the execution of one or more agreements substantially identical to this First Amendment to Guaranty by the Company and each of the other April 2015 Buyers. Except as specifically amended as set forth herein, each term and condition of the Guaranty shall continue in full force and effect.

Section 2.2        Entire Agreement. This Amendment, together with the Guaranty, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3         Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Guarantor has caused this First Amendment to Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

ENER-CORE POWER, INC., a delaware corporation

By:
Name:	Alain J. Castro
Title:	Chief Executive Officer

Address for Notices:

9400 Toledo Way
Irvine, California 92618
Attention: Mr. Domonic J. Carney
Facsimile: (949) 616-3399
Email: DJ.Carney@ener-core.com

IN WITNESS WHEREOF, each Guarantor has caused this First Amendment to Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

BUYER:

By:
Name:
Title:

Exhibit D

Form of Pledge and Security Agreement** and the Security Agreement Amendment***

**See Exhibit 10.2 filed to our current report on Form 8-K filed with the SEC on April 23, 2015.

***See Exhibit 10.3 filed to this current report on Form 8-K.

Exhibit E

Form of Irrevocable Transfer Agent Instructions

TRANSFER AGENT INSTRUCTIONS

ENER-CORE, INC.

May 7, 2015

VStock Transfer, LLC.

18 Lafayette Place

Woodmere, New York 11598
Telephone: (212) 828-8436

Facsimile: (646) 536-3179

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of May 7, 2015 (the "Agreement"), by and among Ener-Core, Inc., a Nevada corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders (i) senior secured notes (the "Notes"), which are convertible into shares of the common stock of the Company, par value $0.0001 per share (the "Common Stock") and (ii) warrants (the "Warrants"), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon conversion of the Notes (the "Conversion Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; and

(ii) to issue shares of Common Stock upon exercise of the Warrants (the "Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received written confirmation from the Company's legal counsel that sales of the Conversion Shares and/or the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act ("Rule 144"), then within three (3) business days of your receipt of a notice of transfer, Conversion Notice or Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Conversion Shares and/or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

[Remainder of page left blank intentionally. Signatures follow.]

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact our Chief Financial Officer, Domonic J. Carney, at (949) 616-3321.

Very truly yours,

ENER-CORE POWER, INC.

By:
Name: Alain J. Castro
Title: Chief Executive Officer

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this _____ day of May, 2015

VSTOCK TRANSFER, llC

By:
Name:
Title:

Enclosures

EXHIBIT I

ENER-CORE, inc.

CONVERSION NOTICE

Reference is made to the Senior Secured Note (the "Note") issued to the undersigned by Ener-Core, Inc., a Nevada corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.0001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:
Title:
Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)
Installment Amounts to be reduced and amount of reduction: ___________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs VStock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May ___, 2015 from the Company and acknowledged and agreed to by VStock Transfer.

ENER-CORE, INC.

By:________________________________
Name:
Title:

EXHIBIT II

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

Ener-core, inc.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Ener-Core, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares;
and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs VStock Transfer to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 7, 2015 from the Company and acknowledged and agreed to by VStock Transfer.

ENER-CORE, INC.

By:________________________________
Name:
Title:

Exhibit F

Form of Opinion of Company Counsel

FORM OF LEGAL OPINION

May __, 2015

TO:	Empery Tax Efficient, LP, as Collateral Agent

and

The buyers of senior secured notes and common stock purchase warrants of Ener-Core, Inc., pursuant to the Securities Purchase Agreement dated as of May __, 2015, by and among Ener-Core, Inc. and the buyers set forth therein.

Ladies and Gentlemen:

We have acted as counsel to Ener-Core, Inc., a Nevada corporation (the “Company”) and Ener-Core Power, Inc., a Delaware corporation (the “Subsidiary”), in connection with the offer and sale by the Company of its senior secured notes (the “Notes”), and warrants (“Warrants”) to purchase shares of its common stock, par value $0.0001 per share (“Common Stock”), to the buyers (the “Buyers”) in the amounts set forth in the Schedule of Buyers attached to the Securities Purchase Agreement dated as of May __, 2015 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

In giving this opinion, we have examined:

(a)	The Purchase Agreement;

(b)	The Notes (as issued pursuant to the Purchase Agreement on May __, 2015);

(c)	The Warrants (as issued pursuant to the Purchase Agreement on May __, 2015);

(d)	The First Amendment to the Guaranty dated May __, 2015 (the “Guaranty Amendment”);

(e)	The Guaranty dated April 23, 2015, made by the Subsidiary in favor of and for the benefit of the Buyers (the “Guaranty” and as amended by the Guaranty Amendment, the “Amended Guaranty”);

(f)	The First Amendment to the Security Agreement dated May __, 2015 (the “Security Agreement Amendment”);

(g)	The Pledge and Security Agreement dated April 23, 2015, made by the Company in favor of the Collateral Agent for the benefit of the Buyers (the “Security Agreement” and as amended by the Security Agreement Amendment, the “Amended Security Agreement”);

May __, 2015

(h)	The First Amendment to the Securities Purchase Agreement dated May __, 2015 by and among the Company and the April 2015 Required Holders (the “April 2015 SPA Amendment”);

(i)	The Securities Purchase Agreement dated April 22, 2015 by and among the Company and the April 2015 Buyers (the “April 2015 SPA” and as amended by the April 2015 SPA Amendment, the “Amended April 2015 SPA”);

(j)	The Uniform Commercial Code (“UCC”) financing statements attached hereto as Exhibit A naming the Company and the Subsidiary as Debtor and the Collateral Agent as secured party with respect to the Collateral pledged by the Company pursuant to the Security Agreement, filed with the Secretary of State of the State of Nevada and the State of Delaware (the “Financing Statements”);

(k)	The Perfection Certificate dated May __, 2015 executed by the Company for the benefit of Buyers and the Collateral Agent;

(l)	Articles of Incorporation of the Company, as amended (the “Articles”);

(m)	Bylaws of the Company, as amended;

(n)	Written Consent of the Company’s Board of Directors approving the Agreements and the transactions thereunder;

(o)	Certificate of Incorporation of the Subsidiary, as amended (the “Certificate”);

(p)	Bylaws of the Subsidiary, as amended;

(q)	Written Consent of the Subsidiary’s Board of Directors approving the Agreements of which the Subsidiary is a party and the transactions thereunder; and

(r)	A Back-up Officer’s Certificate executed by the Company as of May __, 2015, covering various factual matters as to which the opinions herein relate (the “Opinion Certificate”).

Items (a) through (i) are sometimes hereinafter referred to collectively as the “Agreements”.

We have also examined such other matters of law, and originals or copies of such other documents, corporate records and other materials, that we consider relevant for purposes of this opinion. In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and completeness of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party in the Agreements and have relied upon certificates of officers of the Company and written statements of certain public officials which we consider necessary or advisable for the purpose of rendering this opinion.

May __, 2015

For purposes of this opinion, we are assuming that the Buyers have all requisite power and authority, and have taken any and all necessary corporate, partnership or limited liability company action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Buyers in the Agreements and pursuant thereto are true and correct. We are also assuming that the Buyers have purchased the Notes and Warrants for value, in good faith and without notice of any adverse claims within the meaning of the UCC in effect in the State of Delaware (“Delaware UCC”) and that there are no other extrinsic agreements or understandings among the parties to the Agreements that would modify or otherwise interpret the terms thereof. We also have assumed, with your permission and without any independent verification, compliance by each party to the Agreements with its agreements in the respective Agreements, and that each of the Agreements constitutes the legal, valid and binding obligation of each party to it (other than the Company and the Subsidiary) and is enforceable against each such party in accordance with its terms.

We note that some of the Agreements provide that they are to be governed by the law of the State of New York. Except with respect to those portions of the Agreements that are governed by the Delaware General Corporation Law, our opinions regarding the validity, binding effect, and enforceability of the Agreements are given as though each of the Agreements were governed by the internal laws of the State of California. We call your attention to the fact that the Company is incorporated in the State of Nevada and the Subsidiary is incorporated in the State of Delaware and that the Company and the Subsidiary may hold assets in foreign countries and own securities of companies organized under the laws of foreign jurisdictions. For purposes of this opinion, we have assumed with your permission that the laws of the State of Nevada are identical to those of the State of California. We render no opinion with regard to the applicability of any foreign laws. We express no opinion except to the extent that Article 9 of the Delaware UCC governs the creation or perfection of the security interests referred to in this opinion.

As used in this opinion, the expression “to our knowledge”, “known to us” or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. When reference is made in this opinion to our “knowledge” of certain matters or to matters “known to us”, it means the actual present knowledge and conscious awareness of those matters by the attorneys at our firm involved in acting as counsel to the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

May __, 2015

Our opinion set forth in paragraph 1 below with respect to the Company is given as of the date of, and is based solely upon, a Certificate of Good Standing from the Secretary of State of Nevada dated April 30, 2015, and the State of California dated April 29, 2015.

Our opinion set forth in paragraph 1 below with respect to the Subsidiary is given as of the date of, and is based solely upon, a Certificate of Good Standing from the Secretary of State of Delaware dated April 29, 2015, and the State of California dated April 29, 2015.

For purposes of the opinions contained in paragraph 10 below, we have assumed that each of the Company and the Subsidiary has rights in its personal property collateral.

No opinion is being rendered (i) whether the properties described in any security agreement are the properties and interests intended to be covered thereby; (ii) the priority of any security interest; or (ii) with respect to a security interest in collateral consisting of a debtor's rights under any rule of law, statute or regulation, or contract, permit, license, franchise or other agreement containing any term, that prohibits, restricts, or requires the consent of any individual or entity (“Person”) to, the assignment or transfer of, or creation, attachment, or perfection of, a security interest in any such rights, and such prohibition or restriction has not been waived by, or such consent obtained from, such Person, or such prohibition or restriction is not ineffective pursuant to Sections 9-406 through 9-409 of the Delaware UCC.

In addition we call your attention to the following insofar as Article 9 of the Delaware UCC is applicable:

(i)	the effectiveness of financing statements generally lapses five years from the date of filing unless a continuation statement is filed within six months prior to such termination in accordance with Section 9-515;

(ii)	Section 9-507(c) provides that if the name that a filed financing statement provides for a debtor becomes insufficient as the name of the debtor under Section 9-503(a) so that a filed financing statement becomes seriously misleading under Section 9-506, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after such change unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed before the expiration of that period;

(iii)	if the difference between the name of an original debtor and a new debtor that acquires an interest in the collateral of the original debtor causes a filed financing statement naming the original debtor to become seriously misleading under Section 9-506, Section 9-508(b) provides that (i) the filing is effective to perfect a security interest in collateral acquired by the new debtor before and within the four months after the new debtor acquires such an interest, and (ii) the filing is not effective to perfect a security interest in collateral acquired more than four months after the new debtor acquires such an interest unless an initial financing statement providing the name of the new debtor is filed before the expiration of that time;

May __, 2015

(iv)	if collateral is transferred to a person that thereby becomes a debtor and such person is located in another jurisdiction, Section 9-316 requires that a new financing statement be filed in such new jurisdiction within one year after such transfer of collateral to continue perfection of the security interest;

(v)	if collateral is acquired by the debtor subject to a security interest created by another person that was perfected at the time of such transfer, under Section 9-325 the security interest in such collateral granted by the debtor may be subordinate to the security interest in such collateral granted by such other person;

(vi)	if the location of a debtor changes to a jurisdiction in which a financing statement has not been filed, Section 9-316 requires that a new financing statement be filed in such new jurisdiction within four months after such change to continue perfection of the security interest;

(vii)	under certain circumstances described in Section 9-315, perfection of, and the rights of a secured party to enforce a security interest in, proceeds of collateral may be limited;

(viii)	under certain circumstances, including those described in Sections 9-320, 9-323, 9-330, and 9-331, buyers of collateral may take such collateral free of a perfected security interest;

(ix)	Section 552 of the United States Bankruptcy Code (11 U.S.C. §552) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien resulting from any security agreement entered into by the debtor before the commencement of the case; and

(x)	Section 9-301 provides that while a debtor is located in a jurisdiction, the local law of that jurisdiction governs perfection, the effect of perfection or nonperfection, and the priority of a security interest in collateral. Section 9-307(e) states that a registered organization that is organized under the law of a state is located in that state. Section 9-102(71) provides that, a “registered organization” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

Based upon and subject to the foregoing and the comments and qualifications set forth below, except as set forth in the schedules of exceptions to the Agreements, if any, we are of the opinion that:

1. Each of the Company and the Subsidiary is an entity duly formed and validly existing under the laws of the state of its formation and is in good standing under such laws. Each of the Company and the Subsidiary has the requisite power to own, lease and operate its properties and to conduct its business as presently conducted. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the Company and the Subsidiary, respectively, conducts business.

May __, 2015

2. The Company and the Subsidiary each has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Agreements to which it is a party, including, without limitation, the issuance by the Company of the Notes, the Warrants, the Conversion Shares and the Warrant Shares (each as defined in the Purchase Agreement), in accordance with the terms thereof. The execution and delivery by each of the Company and the Subsidiary of the Agreements to which it is party, and the consummation by it of the transactions contemplated therein (including, without limitation, the issuance and sale by the Company of the Notes and the Warrants), have been duly authorized by the Company’s Board of Directors and by the Subsidiary’s Board of Directors and no further consent or authorization of the Company or the Subsidiary, the Company’s Board of Directors or the Subsidiary’s Board of Directors, the Company’s shareholders or the Subsidiary’s stockholders is required therefor. Each of the Company and the Subsidiary has duly executed and delivered the Agreements to which it is party. Each of the Agreements constitutes valid and binding agreements or obligations of the Company or the Subsidiary to the extent that the Company or the Subsidiary is a party thereto, enforceable against the Company or the Subsidiary in accordance with its terms.

3. The execution, delivery and performance by each of the Company and the Subsidiary of the Agreements to which it is a party and the consummation by the Company and the Subsidiary of the transactions contemplated thereby, including, without limitation, the issuance by the Company of the Notes, the Warrants, the Conversion Shares and the Warrant Shares, and the compliance by the Company and the Subsidiary with the terms thereof (a) do not and will not result in a violation of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, (i) the Articles or the Company’s Bylaws or the organizational documents of the Subsidiary, (ii) any other agreement, note, lease, mortgage, deed or other instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or affected that has been publicly filed by the Company (the “Publicly Filed Documents”) or (iii) any statute, law, rule or regulation or any order, writ, injunction or decree of the United States or the Principal Market applicable to the Company or the Subsidiary, and (b) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Agreements) upon or with respect to any of their respective properties.

4. When so issued, the Notes, the Warrants, the Conversion Shares and the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of any and all liens and charges and preemptive or similar rights contained in the Articles or Company’s Bylaws or any agreement, note, lease, publicly filed mortgage deed or other instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound that are Publicly Filed Documents. The Conversion Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance by all proper corporate action.

May __, 2015

5. As of the date hereof, the authorized share capital of the Company consists of (i) 200,000,000 shares of Common Stock, par value $0.0001 per share, of which as of the date hereof 123,193,755 shares are issued and outstanding, 21,000,000 shares are reserved for issuance pursuant to the Company’s share option and purchase plans and 12,500,186 shares are issuable and reserved for issuance pursuant to securities (other than the aforementioned options and the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) 50,000,000 shares of preferred stock, none of which are issued and outstanding. None of the Company’s share capital is subject to preemptive rights or other rights of the shareholders of the Company pursuant to the Articles or the Company’s Bylaws or pursuant to any agreement, note, lease, mortgage deed or other instrument to which the Company is a party or by which the Company is bound that is Publicly Filed Document. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes, the Warrants, the Conversion Shares or the Warrant Shares.

6. Subject to the accuracy of the representations and warranties made by the Buyers in the Purchase Agreement, the offer and sale of the Notes and the Warrants in accordance with the Purchase Agreement and the issuance and delivery of the Conversion Shares and the Warrant Shares in accordance with the Agreements constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

7. No authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the shareholders of the Company or the equity holders of the Subsidiary, or any court or to our knowledge, any third party, is required to be obtained by the Company or the Subsidiary to enter into and perform their respective obligations under the Agreements, or for the issuance and sale by the Company of the Notes, the Warrants, the Conversion Shares or the Warrant Shares in accordance with the Agreements or for the exercise of any rights and remedies under any Agreements, except (i) the filing by the Company of a Form D under Regulation D of the 1933 Act, (ii) the filing by the Company of a Form 8-K pursuant to the 1934 Act, and (iii) any action necessary in order to qualify the Notes, the Warrants, the Conversion Shares and the Warrant Shares under applicable securities or "Blue Sky" laws of the states of the United States.

8. To our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or the Subsidiary or any of their properties or assets.

9. Neither the Company nor the Subsidiary is an “investment company” or any entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

May __, 2015

10. The Amended Security Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Buyers and the April 2015 Buyers (applied ratably to the Buyers and the April 2015 Buyers based on the aggregate principal amount of outstanding Notes and April 2015 Notes, taken as a whole) in the Collateral purported to be covered thereby as security for the obligations purported to be secured thereby. Each Financing Statement filed in the states set forth on Schedule A hereto (each, a “State”) as delivered to us by Buyers’ counsel was in appropriate form for filing, and upon filing in the offices of the Secretary of State of the applicable State, resulted in the perfection of the security interests in the Collateral covered by such Financing Statement to the extent that such Collateral consists of the type of property in which a security interest may be created under Article 9 of the Delaware UCC as currently in effect and in which a security interest may be perfected by the filing of a financing statement in Delaware.

11. The Company is the owner of the Pledged Shares (as defined in the Security Agreement) in existence on the date hereof, free and clear of any Lien (as defined in the Security Agreement) except for the Lien created by the Security Agreement and except for Permitted Liens (as defined in the Security Agreement). The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and constitute 100% of the issued and outstanding shares of share capital of the Subsidiary. The Collateral Agent shall have a perfected security interest in the Pledged Shares represented by certificates described in Schedule VIII of the Security Agreement upon delivery of such certificates to the Collateral Agent in, and while located in, the State of New York, together with undated stock powers duly endorsed in blank with respected thereto by an effective endorsement.

The foregoing opinions are subject to the following comments and qualifications:

a. The enforceability of each of the Agreements to which it is a party against the Company or the Subsidiary may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing.

b. We express no opinion as to the enforceability of any provision:

(i)	that provides for non-judicial foreclosure, forfeitures, prejudgment remedies, self-help remedies, penalties, or liquidated damages to the extent the same are construed to constitute penalties;

(ii)	purports to establish or modify evidentiary standards (including without limitation burden of proof);

(iii)	constitutes provisions of any of the Agreements, including without limitation, the Articles or the Certificate, exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own negligence, gross negligence, willful misconduct or violation of securities or other laws, to the extent the provisions thereof are or may be subject to limitations of public policy and the effect of applicable statutes (including without limitation the provisions of the Nevada Revised Statutes or the General Corporation Law of Delaware), judicial decisions and decisions, rulings or opinions of any governmental agency or authority (including without limitation the Securities and Exchange Commission and the California Department of Corporations);

May __, 2015

(iv)	relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted;

(v)	that allow cumulative remedies; or

(vi)	relating to choice of law or forum

(vii)	authorize the seizure or taking possession of collateral without notice or the opportunity to be heard;

(viii)	impose obligations for legal expenses, including attorney's fees;

(ix)	waive trial by jury;

(x)	permit a party to setoff against accounts or other property prior to the maturity of an obligation or without regard to the adequacy of any collateral for any obligation;

(xi)	restrict access to legal or equitable remedies;

(xii)	grant exclusive jurisdiction in any court;

(xiii)	waive personal service in connection with any judicial process;

(xiv)	establish by agreement between the parties, the time at which and the circumstances pursuant to which, a party is entitled to have a judgment entered in connection with any judicial process;

(xv)	evidence a party's consent to the appointment of a receiver and waive notice of any application therefor;

(xvi)	permit a party to bring suit or take actions to protect property not owned by such party or restrain the enforcement or compliance with governmental enactments binding on the owner of such property deemed by such party to be prejudicial to such party's interests;

(xvii)	limit the amount of interest, fees and other charges payable under the Agreements (such as so-called “usury savings clauses”) or otherwise restrict the enforceability of certain of the remedial provisions of the Agreements; or

May __, 2015

(xviii)	waive or release any claims, rights or liens for unmatured claims or rights that a party may have, or other claims, rights or liens that a party is not authorized to waive or release, or any provision purporting to waive any requirement of a lien, or the perfection of that lien, as a condition to a party's enforcement of its rights any collateral securing any party's obligations under the Agreements.

c. We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

d. We are members of the Bar of the State of California and other than the Delaware General Corporation Law and Delaware UCC, we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.

e. This opinion is qualified by the limitations imposed by statutes and principles of law and equity that provide that certain covenants and provisions of agreements are unenforceable where such covenants are unreasonable, unconscionable or contrary to public policy or where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing.

This opinion is addressed to you and is solely for your benefit and only in connection with the transactions contemplated by the Agreements. This opinion may not be relied upon by you for any other purpose or furnished to, circulated, quoted or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

Very truly yours,

LKP Global law llp

EXHIBIT A

(UCC Financing Statements)

Exhibit G

Form of Secretary’s Certificate

ENER-CORE, INC.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Ener-Core, Inc., a Nevada corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of May ___, 2015, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

(i)            Attached hereto as Exhibit A is a true, correct and complete copy of the unanimous written consent of the Board of Directors of the Company, dated May ___, 2015. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

(ii)           Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

(iii)          Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

(iv)          Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Alain J. Castro	Chief Executive Officer	_________________________

(v)           Attached hereto as Exhibit D is a true, correct and complete copy of the unanimous written consent of the Board of Directors of Ener-Core Power, Inc. (the "Subsidiary"), dated May ___, 2015. The resolutions contained in Exhibit D have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

(vi)          Attached hereto as Exhibit E is a true, correct and complete copy of the Certificate of Incorporation of the Subsidiary, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

(vii)         Attached hereto as Exhibit F is a true, correct and complete copy of the Bylaws of the Subsidiary and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

(viii)        Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign each of the Transaction Documents of which the Subsidiary is a party on behalf of the Subsidiary, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Alain J. Castro	Chief Executive Officer	_________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of May ___, 2015.

____________________________________

Domonic J. Carney

Secretary

I, Alain Castro, Chief Executive Officer, hereby certify that Domonic J. Carney is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

_______________________________________

Alain Castro

Chief Executive Officer

EXHIBIT A

Resolutions of the Company’s Board of Directors

EXHIBIT B

Articles of Incorporation of the Company

EXHIBIT C

Bylaws of the Company

EXHIBIT D

Resolutions of the Subsidiary’s Board of Directors

EXHIBIT E

Articles of Incorporation of the Subsidiary

EXHIBIT F

Bylaws of the Subsidiary

Exhibit H

Form of Officer’s Certificate

Ener-core, INC.

OFFICER'S CERTIFICATE

The undersigned Chief Executive Officer of Ener-Core, Inc., a Nevada corporation (the "Company"), hereby represents, warrants and certifies to the Buyers (as defined below), pursuant to Section 7(vii) of the Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement, dated as of May ___, 2015 (the "Agreement"), among the Company and the investors identified on the Schedule of Buyers attached to the Agreement (the "Buyers"), are true and correct in all respects as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).

2.	The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Agreement) to be performed, satisfied and complied with by the Company as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate on May ___, 2015.

Name: Alain Castro
Title: Chief Executive Officer

Exhibit I

FORM OF LOCK UP AGREEMENT

ENER-CORE, INC.

April __, 2015

Ener-Core, Inc.

9400 Toledo Way
Irvine, California 92618

Re:    Ener-Core, Inc. - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of April 22, 2015 (the "Subscription Date") by and among Ener-Core, Inc. (the "Company") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) senior secured notes of the Company (the "Notes") pursuant to which shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") may be issued and (ii) warrants (the "Warrants") which Warrants will be exercisable to purchase Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date of pricing of the first underwritten public offering by the Company occurring after the date here and ending on the date that is ninety days after the consummation of such underwritten public offering (the "Lock-Up Period"), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) ("affiliates") of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the "Undersigned's Shares"), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned's Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv) publicly disclose the intention to do any of the foregoing. As used herein, (x) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock, (y) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities and (z) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent (the "Transfer Agent") and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants to the Company that it is an "affiliate" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) of the Company and acknowledges and agrees that it is subject to the restrictions on sales applicable to affiliates of an issuer under Rule 144, including without limitation, the limitations on the amount of securities to be sold under Rule 144(e). The undersigned also acknowledges and agrees that any purchaser or transferee of any securities from the undersigned, while the undersigned is an affiliate of the Company (other than sales by the undersigned in compliance with Rule 144), will receive "restricted securities" (as such term is defined under Rule 144(a)). The undersigned further covenants and agrees that regardless of whether or not the undersigned remains an "affiliate" of the Company, at all times during the six month period beginning on the date hereof, that it will treat all sales of securities under Rule 144 as if the undersigned was and is an "affiliate" of the Company, including limiting the amount of securities to be sold to that permitted under Rule 144(e), regardless of whether or not Rule 144(e) is applicable to the undersigned at the time of any such sale.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

[Remainder of page intentionally left blank]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:

ENER-CORE, INC.

By:
Name: Alain J. Castro
Title: Chief Executive Officer

DISCLOSURE SCHEDULES TO SECURITIES PURCHASE AGREEMENT

(Note: Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.)

Schedule 3(a)

(Subsidiaries)

Ener-Core Power, Inc., a Delaware corporation

Schedule 3(j)

(SEC Documents)

On August 14, 2013, the Company failed to file its Form 10-Q filing for the quarter ended June 30, 2013 on time and failed to file an extension for its Form 10-Q filing on August 15, 2013. The Company resolved the filing delinquency by filing a Form 12b-25 on August 16, 2013 and completed its Form 10-Q filing on August 19, 2013.

Schedule 3(k)

(Material Adverse Change/Development since December 31, 2014)

None, except as noted below:

On March 24, 2015 the Company reduced the exercise price of warrants (the “April 2014 Warrants”) for the purchase of up to 4,097,015 issued in April 2014 from $0.50 per share to $0.11 per share. On April 2, 2015, the Company entered in an Exchange Agreement (the “Exchange Agreement”) with each holder of the April 2014 Warrants (the “April 2014 Investors”) whereby the Company agreed to issue an aggregate 3,687,316 shares of the Company’s common stock in exchange for the cancellation of all of the April 2014 Warrants (the “Warrant Exchange”). The completion of the delivery of the Exchange Shares and the closing of the Warrant Exchange occurred on April 17, 2015. See also our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 7, 2015 and Exhibit 10.1 thereto and our Current Report on Form 8-K filed with the SEC on April 17, 2015. The Exchange Shares to be issued are subject to certain lockup provisions until the earlier of 60 days after April 17, 2015, or the date that the weighted average price of the Company’s common stock equals or exceeds $0.30 per share for ten consecutive trading days. See also Exhibit 10.2 to the Form 8-K filed April 7, 2015 with the Securities and Exchange Commission for additional details on the lock up provisions.

On March 25, 2015 the Company increased the shares available for issuance under the Company’s 2013 Equity Incentive Award Plan to 21,000,000 shares from 14,000,000 shares.

As disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2015 (the “April Form 8-K”), on April 22, 2015, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with seven accredited investors (the “April Investors”). At the closing of the transactions contemplated under the Purchase Agreement (the “April 2015 Financing”), which occurred on April 23, 2015 (the “April Closing”), the Company sold and issued to the April Investors, the Company’s senior secured promissory notes with an aggregate principal amount of $3,100,000 (the “Notes”) and warrants to purchase up to 6,813,186 shares of the Company’s common stock (the “Warrants”).  The material terms and conditions of the Purchase Agreement, Notes and Warrants are further described in the April Form 8-K and the exhibits thereto.

On May 1, 2015, the Company entered into a Securities Purchase Agreement and Registration Rights Agreement with thirty accredited investors (“May 2015 Investors”). At the closing, which occurred on the same day (the “May 2015 Closing”), the Company sold to the May 2015 Investors an aggregate of 5,400,000 shares (the “Shares”) of the registrant’s common stock, at a per share purchase price of $0.15 per share. At the Closing, the Company received gross proceeds of approximately $810,000 from the sale of the Shares. The material terms and conditions of the Securities Purchase Agreement and Registration Rights Agreement are further described in the Company’s current report on Form 8-K filed with the Securities Exchange Commission on May 1, 2015.

Schedule 3(m)

(Regulatory Permits)

On August 14, 2013, the Company failed to file its Form 10-Q filing for the quarter ended June 30, 2013 and failed to file an extension for its Form 10-Q filing on August 15, 2013. The Company resolved the filing delinquency by filing a Form 12b-25 on August 16, 2013 and completed its Form 10-Q filing on August 19, 2013. The Company did not receive a notice relating to its trading eligibility for the one day of delinquency.

Schedule 3(p)

(Transactions with Affiliates)

None.

Schedule 3(q)

(Equity Capitalization)

(i)	Capital stock subject to preemptive or similar rights, liens or encumbrances

None.

(ii)	Outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries

On April 2, 2015 the Company and the holders of the April 2014 Warrants (the “April 2014 Investors”) entered in Exchange Agreements pursuant to which the Company agreed to issue an aggregate 3,687,316 shares of the Company’s Common Stock to the April 2014 Investors in exchange for the cancellation of all of the April 2014 Warrants. The exchange was completed on April 17, 2015.

As described more fully in Schedules 3(k) and 3(r), at the April Closing of the April 2015 Financing, the Company sold and issued to the April Investors, Notes with an aggregate principal amount of $3,100,000 and Warrants to purchase up to 6,813,186 shares of the Company’s common stock. In addition, as of the May 2015 Closing, the Company sold and issued to the May 2015 Investors, 5,400,000 shares of the Company’s common stock for the total aggregate amount of $810,000.

The figures below are shown after the completion of the exchange on April 17, 2015, the closing of the April 2015 Financing on April 23, 2015 and the closing of the May 2015 Closing on May 1, 2015.

The Company has 123,193,755 shares of Common Stock outstanding.

The Company has 13,973,051 options granted to purchase a like number of common shares with exercise prices ranging between $0.15 and $0.48 per share out of a total 2013 Equity Incentive Award Plan pool of 21,000,000.

The Company has 12,500,186 warrants outstanding with exercise prices ranging from $0.25 per share to $1.00 per share as described more fully in the SEC Documents.

(iii)	Outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound

As described more fully in Schedules 3(k) and 3(r), at the Closing of the April 2015 Financing, the Company sold and issued to the Investors, Notes with an aggregate principal amount of $3,100,000 and Warrants to purchase up to 6,813,186 shares of the Company’s common stock.

The Company leases certain assets, primarily computer equipment under agreements expiring in 2017. The total amount of the Capital leases is approximately $55,000.

The Company leases office and research locations under operating leases which expires December 31, 2016 for the office location and January 1, 2025 for our research location. Combined monthly rent is $27,500.

The Company expects to enter into a material credit facility so as to deliver a $2.1 million performance bond for the benefit of Dresser-Rand Company (“Dresser-Rand”).

The Company expects to enter into up to $1 million of Capital Lease financing over the next 6 months to finance R&D related equipment and prototypes

The Company expects to enter into a material operating lease to rent a Dresser-Rand turbine in order to build a prototype.

(iv)	Financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries

(1)	UCC Financing Statement (“UCC1”) filed on April 24, 2015 with the Delaware Department of State (Filing # 2015 1761583) – Debtor: Ener-Core Power, Inc. and Secured Party: Empery Tax Efficient, LP as Collateral Agent. Collateral: All assets of Debtor; provided, that the Collateral shall not include the Excluded Assets (as defined in the Pledge and Security Agreement dated as of April 22, 2015, by and among Ener-Core, Inc., Ener-Core Power, Inc. and Empery Tax Efficient, LP, in its capacity as collateral agent, as amended from time to time).

(2)	UCC1 filed on April 24, 2014 with the State of Nevada’s Secretary of State (Document Filing # 201510675-4) – Debtor: Ener-Core, Inc. and Secured Party: Empery Tax Efficient, LP as Collateral Agent. Collateral: All assets of Debtor; provided, that the Collateral shall not include the Excluded Assets (as defined in the Pledge and Security Agreement dated as of April 22, 2015, by and among Ener-Core, Inc., Ener-Core Power, Inc. and Empery Tax Efficient, LP, in its capacity as collateral agent, as amended from time to time).

(v)	Agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement)

(1)	Registration Rights Agreement dated as of April 22, 2013, whereby the Company is obligated to register 6,613,530 shares of its common stock. The registration statement for such shares has been filed and declared effective (SEC File No. 333-192612).

(2)	Registration Rights Agreement dated as of August 24, 2013, whereby the Company is obligated to register 413,334 shares of its common stock. The registration statement for such shares has been filed and declared effective (SEC File No. 333-192612).

(3)	Letter Agreement dated as of April 27, 2013, between Flex Power Generation, Inc. (now Ener-Core Power, Inc.) and Roth, granting registration rights to shares underlying warrants issued to Roth. The registration statement for such shares has been filed and declared effective (SEC File No. 333-192612).

(4)	Letter Agreement dated as of October 28, 2013, between Ener-Core Power Inc. and Colorado, granting registration rights to shares underlying warrants issued to Colorado. The registration statement for such shares has been filed and declared effective (SEC File No. 333-192612).

(5)	Registration Rights Agreement dated as of November 18, 2013, whereby the Company is obligated to register 1,500,000 shares of its common stock. The registration statement for such shares has been filed and declared effective (SEC File No. 333-196046)

(6)	Letter Agreement dated as of October 25, 2013, between Ener-Core Power Inc. and Merriman, granting registration rights to 120,000 shares underlying warrants issued to Merriman. The registration statement for such shares has been filed and declared effective (SEC File No. 333-196046).

(7)	Registration Rights Agreement dated as of April 16, 2014, whereby the company is obligated to register 23,378,502 shares of its common stock. The registration statement for such shares has been filed and declared effective (SEC File No. 333-196046)

(8)	Registration Rights Agreement dated as of September 22, 2014, whereby the Company is obligated to register up to 26,666,667 shares of its common stock. The registration statement for 25,719,984 shares has been filed and declared effective (SEC File No. 333-199553). The remaining shares were issued to insiders who waived their registration rights.

(9)	Warrants issued in December 2014 to Rufus Dufus LLC, Dylana Dreams, LLC, Island Pickle, LLC and Pilly Boy, LLC contain piggyback registration rights for an aggregate 1,923,078 shares issuable upon exercise of such warrants for registration in the Company’s next available registration statement under the Securities Act unless registration would cause the Company undue harm or is prohibited by securities laws, rules or regulations.

(10)	Registration Rights Agreement dated as of May 1, 2015, whereby the Company granted piggyback registration rights to the May 2015 Investors in connection with the Shares issued pursuant to the May 2015 Closing on subsequent registration statements filed by Company (except for registration statements on Form S-8, Form S-4 or similar or successor forms, and registrations on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares).

(vi)	Outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries

(1)	Secured Secured Notes dated April 23, 2015, issued in connection with the April 2015 Financing as described more fully in Schedule 3(k) and Schedule 3(r) and see also the Company’s Current Report Form 8-K filed with the SEC on April 23, 2015 and in the exhibits thereto in connection with the April 2015 Financing.

(vii)	Securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities

None

(viii)	Stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement

None

(ix)	Liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect

None

Schedule 3(r)

(Indebtedness and Other Contracts)

(i)	Outstanding indebtedness, including (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above

Capital Leases Payable

Capital leases payable consisted of the following as of December 31, 2014:

	December 31, 2014	December 31, 2013
Capital lease payable to De Lange Landon secured by forklift, 10.0% interest, due on October 1, 2018, monthly payment of $451.50.	$17,000	$20,000
Capital lease payable to Dell Computers secured by computer equipment, 15.09% interest, due on November 16, 2016, monthly payment of $592.	12,000	17,000
Capital lease payable to Dell Computers secured by computer equipment, 15.09% interest, due on December 15, 2016, monthly payment of $590.	8,000	-
Capital lease payable to Dell Computers secured by computer equipment, 15.09% interest, due on January 3, 2017, monthly payment of $405.	8,000	-
Total capital leases	49,000	37,000

The Company entered into additional capital leases totaling $13,680 payable to Dell Computers in January, 2015.

The Company is obligated to enter into a performance bond of $2,100,000 (the “Bond”) payable for the benefit of Dresser-Rand in order to secure performance on delivery of two Power Oxidizer units. The Bond is required within 45 days of the placement of an order for the Power Oxidizer units.

Pursuant to the Exchange Agreement, the Company granted the April 2014 Investors a right of first refusal to participate in any future sale of the Company’s equity or equity equivalent securities on a pro rata basis up to 50% of the securities offered in such sale, from the closing date of the Warrant Exchange (April 17, 2015) until April 16, 2016 except for a registered underwritten public offering. In the event that the Company engages in a registered underwritten public offering of its common stock and the offering price per share in such registered offering is more than 85% of the closing sale price of the registrant’s common stock on the date of pricing of such offering, then the participation right shall be 20% of the securities offered in such registered offering. Such participation rights are also more fully described in our Current Report on Form 8-K filed with the SEC April 7, 2015 and in Section 4(b)(xvii) of the form of Exchange Agreement attached as Exhibit 10.1 to such Current Report.

As described more fully in Schedule 3(m), at the April Closing of the April 2015 Financing, the Company sold and issued to the Investors, Notes with an aggregate principal amount of $3,100,000 and Warrants to purchase up to 6,813,186 shares of the Company’s common stock. The Notes mature on April 23, 2017 and bear an interest rate of 12.00% per annum (which increases to 18% in the event of default) payable monthly in cash. The Notes are secured by a guaranty by our subsidiary Ener-Core Power, Inc. (“ECP”) as well as current and future assets of the registrant and ECP (excluding certain intellectual property assets) pursuant to that certain Pledge and Security Agreement dated April 23, 2015 entered into by the Company for the benefit of the Investors. In addition, the Note holders have the following rights:

●	The Notes are convertible under limited circumstances consisting solely of any time following an event of default under the terms of the Note (an "Event of Default Conversion Period") or during the period from the consummation of a Qualified Public Offering and continuing for thirty (30) days thereafter (a "QPO Conversion Period"). During an Event of Default Conversion Period, each holder is entitled to convert any portion of the outstanding principal on their Note, plus any accrued and unpaid interest and applicable late payment charges with respect to such principal (collectively, a “Conversion Amount”) into shares of the registrant’s common stock. During a QPO Conversion Period, each holder is entitled to convert up to 50% of their outstanding principal, and accrued and unpaid interest into common stock. The conversion rate shall be determined by dividing (1) the Conversion Amount by (2) a conversion price which shall be: (A) during an Event of Default Conversion Period, a price per share equal to 85% of the arithmetic average of the five (5) lowest weighted average prices of the Common Stock during the fifteen (15) consecutive trading day period ending on the trading day immediately preceding the applicable conversion date, (B) as of any conversion date occurring during a QPO Conversion Period, a price per share equal to the offering price to the public of the Common Stock offered for sale by the registrant in such Qualified Public Offering and (C) as to any conversion date occurring during a Conversion Period that is both an Event of Default Conversion Period and a QPO Conversion Period, the lower of (x) the price set forth in clause (A) and (y) the price set forth in clause (B). In addition, during a QPO Conversion Period, if the registrant issues any securities of the registrant directly or indirectly convertible, exchangeable or exercisable into Common Stock in connection with a Qualified Public Offering (“QPO Derivative Securities”), each holder, automatically and without having to pay any additional consideration to the registrant, shall receive the same number of QPO Derivative Securities per share of Common Stock receivable upon such conversion as was received by the holders in the applicable Qualified Public Offering. However, in any case, the registrant shall not be permitted to effect any conversion if, following such conversion, a holder would beneficially own more than 9.99% of the shares of Common Stock after giving effect to such conversion.

●	Each holder may require the registrant to redeem the Notes at a price equal to 115% of the Conversion Amount being redeemed (a) upon the registrant’s default under the Notes, or (b) if the registrant enters into a merger or consolidation, or sell or assign all or substantially all of its assets. In addition, at any time from and after October 23, 2016, each holder shall have the right, in its sole and absolute discretion, at any time or times, to require that the registrant redeem all or any portion of the Conversion Amount of their Note then outstanding at price equal to 100% of the Conversion Amount of the portion of the Note being redeemed.

At any time after the issuance of the Notes, other than (i) at any time during which an event of default has occurred and is continuing or (ii) from the time the registrant publicly announces a Qualified Public Offering through and including the date that is thirty (30) days immediately following the consummation of such Qualified Public Offering, the registrant has the right to redeem all or any portion of the Conversion Amount then remaining under the Notes (a “Company Optional Redemption”); provided, that the aggregate Conversion Amount under Notes being redeemed shall be at least $500,000, or such lesser amount that is then outstanding under the Notes. The conversion price for such Company Optional Redemption shall be a price equal to 100% of the Conversion Amount of the Notes being redeemed. See also the Company’s Current Report Form 8-K filed with the SEC on April 23, 2015 and in the exhibits thereto in connection with the April 2015 Financing.

The Company expects to enter into up to $1 million of additional secured financings within the next 12 months consisting of approximately $500,000 of capital lease financing for the Company’s multi-fuel test facility under construction and approximately $500,000 of secured financing for the 1.75MW power station prototype under development with Dresser-Rand.

(ii)	Violation of any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect

None

(iii)	Violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect

None

(iv)	Any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect

None

Schedule 3(s)

(Litigation)

None

Schedule 3(w)

(Intellectual Property Rights)

(i)	All patents owned by the Company and its Subsidiaries

Country Name	Application Number	Application Title	File Date	Issue Date	Patent Number
USA	12/050,734	Oxidizing Fuel	3/18/2008	3/18/2014	8,671,658
USA	12/288,238	Managing Leaks in a Gas Turbine System	10/17/2008	3/12/2013	8,393,160
USA	12/330,151	Oxidizing Fuel in Multiple Operating Modes	12/8/2008	4/22/2014	8,701,413
USA	12/772,622	Distributing Fuel Flow in a Reaction Chamber	5/3/2010
USA	09/713,574	Method for Collection and Use of Low-Level Methane Emissions	11/14/2000	5/28/2002	6,393,821
USA	12/870,021	Heating a Reaction Chamber	8/27/2010	1/7/2014	8,621,869
PCT	PCT/US12/46112	Speed Controls for Turbine	7/10/2012
USA	13/289,989	Controls for Multi-Combustor Turbine with Gradual Oxidizer	11/4/2011
USA	13/289,996	Multi-Combustor Turbine with Gradual Oxidizer	11/4/2011
USA	13/115,910	Integrated Gasifier Power Plant	5/25/2011
USA	13/048,796	Processing Fuel and Water	3/15/2011	11/25/2014	8,893,468
PCT	PCT/US11/28547	Processing Fuel and Water	3/15/2011
USA	13/115,902	Gasifier Power Plant with Management of Wastes	5/25/2011
PCT	PCT/US2011/037,974	Gasifier Power Plant with Management of Wastes	5/25/2011
China	200980155514.1	Method of Operating a Fuel Oxidizer in Multiple Operating Modes and Fuel Oxidizer System	7/27/2011

Country Name	Application Number	Application Title	File Date	Issue Date	Patent Number
EPO	09764677.2	Method of Operating a Fuel Oxidizer in Multiple Operating Modes and Fuel Oxidizer System	6/27/2011	8/20/2014	2,370,681
India	09764677.2	Method of Operating a Fuel Oxidizer in Multiple Operating Modes and Fuel Oxidizer System	6/7/2011
Japan	2011-540778	Oxidizing Fuel in Multiple Operating Modes	12/1/2009	13-Dec-13	5,428,102
South Korea	2011-7015389	Method of Operating a Fuel Oxidizer in Multiple Operating Modes and Fuel Oxidizer System	7/4/2011	8/23/2013	10-1301454
Russia	2011126266.0	Method of Operating a Fuel Oxidizer in Multiple Operating Modes and Fuel Oxidizer System	12/1/2009	3/20/2014	2,509,904
USA	13/417,129	Gradual Oxidation with Heat Transfer	3/9/2012
USA	13/417,140	Gradual Oxidation with Heat Transfer	3/9/2012
USA	13/417,142	Gradual Oxidation with Heat Transfer	3/9/2012
USA	13/417,149	Gradual Oxidation with Heat Control	3/9/2012
USA	13/417,027	Gradual Oxidation with Heat Control	3/9/2012
USA	13/417,050	Gradual Oxidation with Heat Control	3/9/2012
USA	13/417,095	Gradual Oxidation with Heat Control	3/9/2012
USA	13/417,105	Gradual Oxidation with Heat Control	3/9/2012
USA	13/417,134	Gradual Oxidation with Heat Control	3/9/2012
USA	13/417,060	Gradual Oxidation with Heat Exchange Media	3/9/2012
USA	13/417,074	Gradual Oxidation with Reciprocating Engine	3/9/2012	9/30/2014	8,844,473
USA	13/417,083	Gradual Oxidation with Reciprocating Engine	3/9/2012	3/18/2014	8,671,917

Country Name	Application Number	Application Title	File Date	Issue Date	Patent Number
USA	13/417,090	Gradual Oxidation with Flue Gas	3/9/2012
USA	13/417,162	Staged Gradual Oxidation	3/9/2012	8/19/2014	8,807,989
USA	13/417,164	Staged Gradual Oxidation	3/9/2012
USA	13/417,165	Hyrbid Gradual Oxidation	3/9/2012
USA	13/417,167	Gradual Oxidation Below Flameout Temperature	3/9/2012
USA	13/417,094	Gradual Oxidation with Adiabatic Temperature Above Flameout Temperature	3/9/2012
USA	13/417,100	Gradual Oxidation Below Flameout Temperature	3/9/2012	3/17/2015	8,980,192
USA	13/417,110	Gradual Oxidation with Adiabatic Temperature Above Flameout Temperature	3/9/2012	1/6/2015	8,926,917
USA	13/417,048	Gradual Oxidation with Gradual Oxidizer Warmer	3/9/2012
USA	13/417,122	Gradual Oxidation and Autoignition Temperature Controls	3/9/2012
USA	13/417,125	Gradual Oxidation and Autoignition Temperature Controls	3/9/2012
USA	13/417,132	Gradual Oxidation and Multiple Flow Paths	3/9/2012
USA	13/417,130	Gradual Oxidation and Multiple Flow Paths	3/9/2012	3/17/2015	8,980,193
PCT	PCT/US12/46115	Multi-Combustor Turbine	7/10/2012
EPO	PCT/US2011/028547 / 11756873.3	Processing Fuel and Water	9/14/2012
PCT	PCT/US13/30024	Gradual Oxidation with Heat Transfer	3/8/2013
EPO	PCT/US2011/037974 / 11866252.7	Gasifier Power Plant and Management of Wastes	12/16/2013
Japan	PCT/US2011/037974 / 2014-512805	Gasifier Power Plant and Management of Wastes	3/20/2014
China	No. 201180070736.0	Gasifier Power Plant and Management of Wastes	11/8/2013
Russia	2013157525	Gasifier Power Plant and Management of Wastes	12/24/2013

Country Name	Application Number	Application Title	File Date	Issue Date	Patent Number
USA	14/217,106	Oxidizing Fuel	3/17/2014
USA	14/221,216	Oxidizing Fuel in Multiple Operating Modes	3/20/2014
EPO	PCT/US2012/046112 / 12845461.8	Controls for Multi-Combustor Turbine	5/23/2014
Russia	2014120545	Controls for Multi-Combustor Turbine	5/21/2014
EPO	12846778.4	Multi-Combustor Turbine	5/28/2014
Australia	2013229851	Gradual Oxidation with Heat Transfer	9/27/2014
Brazil	BR1120140222525	Gradual Oxidation with Heat Transfer	9/9/2014
Canada	2866824	Gradual Oxidation with Heat Transfer	9/5/2014
China	2.01378E+13	Gradual Oxidation with Heat Transfer	11/6/2014
EPO	12757916.5	Gradual Oxidation with Heat Transfer	10/2/2014
India	7127/CHENP/2014	Gradual Oxidation with Heat Transfer	9/25/2014
Japan	2014-561169	Gradual Oxidation with Heat Transfer	9/5/2014
South Korea	2014-7028417	Gradual Oxidation with Heat Transfer	10/8/2014
Russia	2014140734	Gradual Oxidation with Heat Transfer	10/8/2014

(i)	Terminated/expired Intellectual Property Rights

None.

Schedule 3(bb)

(Internal Accounting and Disclosure Controls)

As of December 31, 2014, the Company’s management, under the supervision and with the participation of its Chief Executive Officer and Chief Financial Officer, performed an evaluation of the effectiveness of its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934).

Based on such evaluation, the disclosure controls and procedures of the Company and the Subsidiary as of December 31, 2014 were ineffective at the reasonable assurance level due to the following material weaknesses in internal control over financial reporting:

1.	We do not have written documentation of our internal control policies and procedures. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted, represented a material weakness.

2.	We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted, represented a material weakness.

3.	For the year ending December 31, 2014 we did not have accounting and finance staff with sufficient technical accounting training and experience capable to manage and process the Company’s derivative equity accounting including stock options and warrants. In addition, the Company had 100% turnover during the year of accounting and finance management and staff. This turnover resulted in periods of time where there was insufficient review of internal and external reports and proof of key internal controls. Management evaluated the impact of our failure to have inadequate technical accounting experience, coupled with the turnover, on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted, represented a material weakness.

4.	For the year ending December 31, 2014 we did not have a majority of our Directors considered to be independent Directors. Until December 1, 2014, we had a majority of our Board of Directors considered to the not independent. Between December 1, 2014 and December 31, 2014 our Board was split evenly between independent Directors and non-independent Directors. Management evaluated the impact of our failure to have a fully independent Board of Directors, on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted, represented a material weakness.

5.	For the year ending December 31, 2014, our audit committee consisted of the Chairman of the committee only. Management evaluated the impact of our failure to have an adequate audit committee and an internal audit function on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted, represented a material weakness.

6.	For the year ending December 31, 2014, management concluded that the Company’s management information systems and information technology internal control design was deficient because the potential for unauthorized access to certain information systems and software applications existed during 2014 in several departments, including corporate accounting. Additionally, certain key controls for maintaining the overall integrity of systems and data processing were not properly designed and operating effectively. These deficiencies increased the likelihood of potential material errors in our financial reporting

Schedule 3(dd)

(Ranking of Notes)

(1) Senior Secured Notes issued pursuant to the April 2015 Financing (as described more fully above in Schedule 3(r)), which shall be pari passu in ranking with the Notes issued pursuant to the Securities Purchase Agreement attached hereto that is to be entered into by Company with the Buyers in this transaction.

(2) Capital Leases Payable

Schedule 4(d)

(Use of Proceeds)

Working Capital.

General Corporate purposes

Collateral for Dresser-Rand Bond (if required).

Schedule 4(v)

(Pledges of Intellectual Property Rights)

List of current commercial development agreements:

1.         Commercial License Agreement, as amended, with Dresser-Rand Company, a New York general Partnership” dated November 14, 2014.

Schedule 7(viii)

(Lock Up Agreements)

Sail Exit Partners, LLC

Sail Venture Management, LLC

Sail Venture Partners II, LLC